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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO

                             SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



                                 MARCH 19, 2002

                        (Date of earliest event reported)


                                  IMPRESO, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                    000-29883               75-20849585
(State or other jurisdiction   (Commission File Number)     (I.R.S. employer
      of incorporation)                                   Identification Number)



                  652 SOUTHWESTERN BOULEVARD, COPPELL, TX 75019
                    (Address of principal executive offices)



                                 (972) 462-0100
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 19, 2002, TST/Impreso, Inc. (the "Company"), a wholly owned subsidiary of Impreso, Inc., completed its acquisition of substantially all of the personal property assets of United Computer Supplies, Inc. and United Computer Supplies-East, Inc. (collectively, "United") pursuant to the Asset Purchase Agreement by and between the Company and Bank of America, N.A., and consented to by United and John R. Zimmerman. United and its affiliates operated as a paper converting company. The Company paid approximately $3.6 million in cash for United's personal property assets and expects to pay approximately $4 million for United's real property assets, which acquisition is expected to close within 45 days of the acquisition of the personal property. The acquisition of United's real property assets is subject to certain contingencies and conditions to closing contained in the Real Estate Purchase and Sale Agreement by and between United and the Company. The Company's revolving lender, Congress Financial Corporation (Southwest), funded approximately 70% of the personal property acquisition price and General Electric Capital Business Asset Funding Corporation funded approximately 30% of the personal property acquisition price utilizing United's assets, excluding the plant facility, as collateral. The Company expects to pledge the plant facility expected to be acquired in the real estate transaction to Bloomingdale Bank & Trust, which is expected to provide funding for approximately 80% of such acquisition. Funding with respect to the real property assets is subject to negotiation and execution of definitive agreements between the Company and Bloomingdale Bank & Trust. As a result of the acquisition, the assets formerly owned by United will be operated as a division of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                           The financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the acquisition.

         (b)      Pro Forma Financial Information

                           The pro forma financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the acquisition.

         (c)      Exhibits:

                  2.1 Asset Purchase Agreement by and between TST/Impreso, Inc. and Bank of America, N.A. and Consented to by United Computer Supplies, Inc., United Computer Supplies-East, Inc. and John R. Zimmerman dated as of March 19, 2002 (Filed herewith)

                  2.2 Real Estate Purchase and Sale Agreement by and between United Computer Supplies, Inc. and TST/Impreso, Inc. dated as of March 15, 2002 (Filed herewith)

                  99.1 Impreso, Inc. Press Release issued March 20, 2002 (Filed herewith)


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            IMPRESO, INC.
                            (registrant)

Dated: April 3, 2002        By:  /s/ Marshall Sorokwasz
                                --------------------------------------------
                                Marshall Sorokwasz,
                                Chairman of the Board, Chief Executive
                                Officer, President, and Director




                            By:  /s/ Susan Atkins
                                --------------------------------------------
                                Susan Atkins,
                                Chief Financial Officer and Vice President


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                                  EXHIBIT INDEX

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EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

2.1 Asset Purchase Agreement by and between TST/Impreso, Inc. and Bank of America, N.A. and Consented to by United Computer Supplies, Inc., United Computer Supplies-East, Inc. and John R. Zimmerman dated as of March 19, 2002 (Filed herewith)

2.2 Real Estate Purchase and Sale Agreement by and between United Computer Supplies, Inc. and TST/Impreso, Inc. dated as of March 15, 2002 (Filed herewith)

99.1 Impreso, Inc. Press Release issued March 20, 2002 (Filed herewith)
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